Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 70 dated February 12, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(71) to Post-Effective Amendment No. 348 to the Registrants
 Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 28, 2013 (Accession No. 0001193125-13-083773).

Amendment No. 71 dated April 18, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
(a)(72) to Post-Effective Amendment No. 355  to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on April 30, 2013 (Accession No. 0001193125-13-186992).

Amendment No. 72 dated June 13, 2013 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit
 (a)(73) to Post-Effective Amendment No. 363  to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange
 Commission on August 16, 2013 (Accession No. 0001193125-13-307507).